Exhibit 99.1

GAN Appoints Susan Bracey to the Company’s Board of Directors

Ms. Bracey brings extensive financial and accounting experience in the technology, media, and entertainment industries

IRVINE, Calif., Jun 11, 2021—(BUSINESS WIRE)—GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading full-service internet gaming software-as-a-service provider to the real money internet gaming, online sports betting, and simulated gaming industries, today announced that it has appointed Susan Bracey to its Board of Directors (the “Board”), effectively immediately. Ms. Bracey brings extensive finance experience in the technology, media, and entertainment industries, having held C-suite level and executive positions in both publicly and privately held companies. She will serve on GAN’s Board as an independent director.

Dermot Smurfit, Director and CEO of GAN, commented:

“We are excited to have Susan join GAN’s Board and know she will provide invaluable guidance as we execute our growth strategy. Susan comes to us with critical experience from her tenures at both publicly and privately held companies that produced and distributed content in the gaming and entertainment industries. We look forward to leveraging Susan’s financial and accounting expertise as well as her relevant industry experience as we continue to establish and grow our leading position in online gaming.”

Susan Bracey added:

“I am pleased to be joining the Board of Directors of an industry-leading company like GAN. Online gaming is a fast-growing and exciting market, and it is clear that GAN possesses the premier suite of capabilities and proprietary offering to ensure its future growth and value creation for all stakeholders. I look forward to offering my expertise and contributing to the Company’s exciting trajectory.”

About Susan Bracey

Ms. Bracey is an experienced financial executive, having most recently served from 2010 to 2020 as EVP and Chief Financial Officer of Village Roadshow Entertainment Group, a leading independent co-producer and co-financier of studio-released motion pictures. Prior to that, she served as Chief Financial Officer of Youbet.com (Nasdaq: UBET), an online wagering company, from 2009 until the company’s sale to Churchill Downs in 2010. From 2000 to 2008, Ms. Bracey was an executive at Ticketmaster Entertainment, where she served as EVP and Chief Financial Officer. Ms. Bracey’s career also includes serving as SVP and Chief Financial Officer of National Opinion Research Center and VP Controller at FOX Broadcasting Company. She began her career as a certified public accountant with Ernst & Young. She currently serves on the Board of Directors of Diver•Sea•Fy, a non-profit organization that raises money to support underrepresented youth of color in training for scuba certifications. Ms. Bracey earned a B.S. in Business Administration with a major in Accounting from Chicago State University. She obtained her Certified Public Accountant designation in the state of Illinois.

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in selected European and Latin American markets. GAN has developed a proprietary internet gambling enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gambling, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding future business opportunities as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

View source version on businesswire.com:

https://www.businesswire.com/news/home/20210611005057/en/

Contacts

Investor Contacts:

GAN

Robert Shore

Vice President, IR and Capital Markets

(610) 812-3519

rshore@GAN.com

Alpha IR Group

Ryan Coleman or Ashley Gruenberg

(312) 445-2870

GAN@alpha-ir.com

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